Calculation of Filing Fee Tables
S-8
Stoke Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	2,000,000	$ 29.19	$ 58,380,000.00	0.0001381	$ 8,063.00
Total Offering Amounts:						$ 58,380,000.00		$ 8,063.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,063.00
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (b) The shares registered represent additional shares of Common Stock reserved for issuance upon the exercise of stock options and the settlement of restricted stock unit awards under the Registrant's Amended and Restated 2023 Inducement Plan to certain employees as a material inducement to their acceptance of employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4). (c) Proposed maximum offering price per unit estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $29.19, the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Select Market on July 28, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources